UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, Waste Connections, Inc. (the “Company”) issued a press release announcing that Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, will take a temporary leave of absence to address health matters affecting him and his family. Until Mr. Mittelstaedt’s return, Worthing F. Jackman, President, will assume the duties and responsibilities of the Company’s principal executive officer. Michael W. Harlan, the Company’s lead independent director, will preside at all meetings of the Board of Directors until Mr. Mittelstaedt’s return.

There are no arrangements or understandings between Mr. Jackman and any other person pursuant to which he was selected to assume the duties and responsibilities of the Company’s principal executive officer until Mr. Mittelstaedt’s return. Mr. Jackman has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Jackman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Information regarding Mr. Jackman’s business experience is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the U.S. Securities and Exchange Commission and the Canadian securities regulators. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 9.01.	Financial Statements and Exhibits.

d)        Exhibits

99.1	Press Release, dated February 19, 2019, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: February 22, 2019	BY:	/s/ Patrick J. Shea
Patrick J. Shea
Senior Vice President, General Counsel and Secretary